Exhibit 10.3

December 6, 2013

Radiant Logistics, Inc.

405 114th Avenue, S.E.

Bellevue, WA 98004

Attn: Chief Financial Officer

Re:	Waiver of Piggyback Registration Rights

Ladies and Gentlemen:

We refer to (i) that certain Investor Rights Agreement dated as of December 1, 2011 (the “Agreement”) by and among Radiant Logistics, Inc. (the “Company”), Caltius Partners IV, LP (“Caltius Partners”) and Caltius Partners Executive IV, LP (together with Caltius Partners, “Caltius”) and (ii) Pre-Effective Amendment No. 3 on Form S-1 Registration Statement filed by the Company with the United States Securities and Exchange Commission on December 6, 2013, or any subsequent amendment thereto, which covers the Company’s public offering of up to 1,150,000 shares of its Series A Cumulative Redeemable Preferred Stock, the proceeds of which will be used to repay in full the Notes issued to Caltius pursuant to the Investment Agreement (the “Proposed Offering”). Capitalized terms used in this letter but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The purpose of this letter is to confirm that Caltius hereby waives its Piggyback Registration rights set forth in Section 3.2 of the Agreement with respect to the Proposed Offering. The waiver contained in this letter is limited to the Proposed Offering only and no other proposed registration of securities by the Company under the Securities Act.

Very truly yours,

CALTIUS PARTNERS IV, LP By: CP IV, LP, its general partner

By:	/s/ Michael Kane
Name:	Michael Kane
Title:	Managing Director

CALTIUS PARTNERS EXECUTIVE IV, LP By: CP IV, LP, its general partner

By:	/s/ Michael Kane
Name:	Michael Kane
Title:	Managing Director

Cc:	Stephen M. Cohen, Esq.

Kevin B. Scott, Esq.